Exhibit 99.1
 Post Test-Year Ratemaking2017 GRC  Public WorkshopAugust 30, 2016

 2017 - 2019 Summary    PG&E Forecast  PG&E Forecast  PG&E Forecast    Settlement   Settlement   Settlement     2017  2018  2019    2017  2018  2019  Capital-Related RRQ  $5,030  $5,392  $5,664    $4,946  $5,304  $5,582  Rate Base  $24,541  $25,708  $26,937    $24,331  $25,379  $26,328  Capital Additions  $4,083  $3,880  $4,206    $3,920  $3,655  $3,578  Expense RRQ  $3,205  $3,310  $3,406    $3,058  $3,145  $3,228  Escalation Rates                Labor  3.20%  3.34%  3.20%    2.40%  2.40%  2.40%  Material  Global Insight  Global Insight  Global Insight    Global Insight  Global Insight  Global Insight  Medical  N/A  5.01%  1.52%    N/A  3.90%  3.80%  Total RRQ  $8,235   $8,702   $9,070     $8,004   $8,449   $8,810   (Millions of Nominal Dollars)  *  Consistent with capital expenditures shown in Appendix A, capital additions include cost of removal, capitalized pension contributions and common and general. Capitalized pension contributions and the non-GRC components of common and general are excluded from PG&E’s authorized GRC capital revenue requirements and rate base.

 2017 - 2019 Summary    PG&E Forecast  PG&E Forecast    Settlement   Settlement     2018  2019    2018  2019  Capital-Related RRQ Increase  $363  $272    $358  $277  Taxes  $135  $38    $151  $85  Depreciation  $134  $135    $123  $116  Return  $94  $99    $84  $76  Expense RRQ Increase  $104  $96    $86  $84  Labor Escalation  $51  $51    $36  $37  Medical Escalation  $9  $3    $7  $7  Materials & Contract  $36  $34    $35  $33  Payroll, Business Tax & Other  $8  $8    $8  $7  Total  $467  $368    $444  $361  (Millions of Nominal Dollars)  *

 -$185  $7,916  2016 Adopted  2017 Settlement  $385  $8,004  -$297  +$62  2018 Tax Repair-$420M  $383  2017 Tax Repair-$482M  Other Changes  Other Changes  $8,449  2018 Settlement  +$33  2019 Tax Repair-$387M  $328  Other Changes  $8,810  2019 Settlement    2016 Adopted  2017  2018  2019  Federal Tax Repair Deduction, Net of Flow Back   $ (297)   $ (773)   $ (673)   $ (621)  Federal Tax Repair Deduction RRQ, net of Flow Back (62% of deduction)   $ (185)   $ (482)   $ (420)   $ (387)  2017 GRC Revenue Requirement - Federal Tax Repair Net Changes   Increase of $88M  Increase of $444M  Increase of $361M  (Millions of Nominal Dollars)  Other Changes include increases/decreases in O&M expense, A&G, capital expenditures and all other non-tax repair deduction related changes.  *